Confidential portions of this document have been omitted and filed separately with the Securities and Exchange Commission

                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.

                              WORKERS' COMPENSATION
                      EXCESS OF LOSS REINSURANCE AGREEMENT
                            EFFECTIVE: MARCH 1,1998.

                                TABLE OF CONTENTS

     ARTICLE              SUBJECT                                        PAGES

        1                 Business Reinsured                                2
        2                 Company Retention and
                          Reinsurer Limits                                  2
        3                 Commencement and Termination                      3
        4                 Territory                                         4
        5                 Definitions                                       4
        6                 Net Retained Lines                                6
        7                 Other Reinsurance                                 6
        8                 Exclusions                                        7
        9                 Rate and Premium                                  8
        10                Currency                                          8
        11                Claims Reports and Settlements                    9
        12                Extra Contractual Obligations                     9
        13                Liability of the Reinsurer                        10
        14                Errors and Omissions                              10
        15                Inspection                                        10
        16                Insolvency                                        11
        17                Arbitration                                       12
        18                Offset                                            13
        19                Salvage and Subrogation                           13
        20                Intermediary                                      14
        21                Participation                                     14
                          Signature                                         15

        Attachments       INSOLVENCY FUNDS EXCLUSION CLAUSE
                          NUCLEAR INCIDENT EXCLUSION CLAUSE-
                          LIABILITY NMA -1590

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                                  JARDINE SAYER
                                 & Company, Inc.


                      WORKERS' COMPENSATION EXCESS OF LOSS
                              REINSURANCE AGREEMENT

This  Agreement  is made and  entered  into by and  between  Pinnacle  Assurance
Corporation, (a/k/a AmComp Preferred Insurance Company), Thomas Jefferson Insurance Company (a/k/a AmComp Insurance Company), and/or other current or future member companies of the AmComp Insurance Group, North Palm Beach, Florida, and certain quota share Reinsurers (hereinafter collectively referred to as the "Company") and Reliance Insurance Company (hereinafter referred to as the "Reinsurer").

                                    ARTICLE 1

BUSINESS REINSURED

This Agreement is to indemnify the Company in respect of the net excess liability as herein provided and specified which may accrue to the Company as a result of any loss or losses which may occur with a date of loss during the term of this Agreement under policies which are in force, written, bound or renewed by or on behalf of the Company covering business classified by the Company as Primary Workers' Compensation.


                                    ARTICLE 2

COMPANY RETENTION AND REINSURER LIMITS


1. The Company shall retain for its own account and be liable for the first fifty thousand dollars ($50,000) of Ultimate Net Loss resulting from each Loss Occurrence that commences on or after the effective date of this Agreement.

2. The Reinsurer will indemnify the Company for the difference between five hundred thousand dollars ($500,000) of Ultimate Net Loss and the Company's retention of fifty thousand dollars ($50,000) resulting from each Loss Occurrence that commences on or after the effective date of this Agreement.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


                                    ARTICLE 3

COMMENCEMENT AND TERMINATION

This Agreement shall become effective at March 1, 1998 with respect to losses occurring during the term of this Agreement on policies then in force or written or bound or renewed thereafter and shall continue in force until terminated by either party effective at any subsequent March 1. The party giving notice of termination shall give at least 90 days prior written notice by certified mail, return receipt requested. However, the Reinsurer may not give notice of termination to become effective prior to March 1, 2000 both days inclusive.

In the event of termination and at the sole option of the Company, the Reinsurer shall remain liable for losses on policies in force at the effective date of termination until their next expiration or anniversary date. Such run-off period shall not exceed 12 months from the effective date of termination of this Agreement, plus odd time, not to exceed 18 months in all. In consideration for such extension, within thirty days the Company shall pay the Reinsurer a reinsurance premium determined by applying the treaty rate displayed in Article 9 at the date of termination to the run-off portion of the Company's unearned premium at the date of termination.

In the event this Agreement is terminated on a cut-off basis, the Reinsurer shall incur no liability for losses occurring subsequent to the effective date of termination.

Notwithstanding the termination of this Agreement as hereinabove provided, the provisions of the Agreement shall continue to apply to the unexpired liability hereunder until all obligations and liabilities incurred by each party hereunder prior to such termination shall have been fully performed and discharged.

If any law or regulation of the Federal government of the United States, or any State, Territory or Local government, or the rulings of any official having jurisdiction or supervision over insurance companies, should render the enforcement of this Agreement, in whole or in part, illegal within a given jurisdiction, the Company may, upon written notice to the Reinsurer, suspend, abrogate, or amend this Agreement insofar as it relates to such jurisdiction, to the extent necessary to comply with such law, regulation or ruling. Such suspension, abrogation or amendment of this Agreement shall in no way affect any other portion thereof.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


                                    ARTICLE 4

TERRITORY

This Agreement shall cover wherever the Company's policies cover.

                                    ARTICLE 5

DEFINITIONS

A. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company, or for which the Company becomes liable to pay, such loss to include expenses of investigation, litigation and interest (including interest accrued prior to judgment where such interest is added to the judgment and interest accrued subsequent to judgment), and other loss expense of the Company including subrogation, salvage, and recovery expenses, and including a pro rata share of salaries of the Company's field employees, pro rated in accordance with the time occupied in adjusting such loss, and including expenses of the Company's officials and employees incurred in connection with the loss. However, salaries of the Company's officials and office expenses of the Company shall not be included. Ultimate Net Loss shall also include eighty per cent (80%) of any Extra Contractual Obligations as provided for in the EXTRA CONTRACTUAL OBLIGATIONS Article of this Agreement. Salvages and all other recoveries (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

         All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

         Nothing in this Article shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Loss Occurrence" as used in this Agreement shall mean any one accident, casualty, disaster, or loss or series of accidents, casualties, disasters, or losses arising out of or caused by one event.

                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


         As respects Occupational Disease or Cumulative Trauma under Workers' Compensation and Employers' Liability policies, a loss for the purpose of this Agreement shall be deemed to have occurred at the date when compensability of the employee commenced, or if such a date cannot be definitely determined, the loss as respects such employee affected by the disease shall be deemed to be the last day of the last exposure to conditions causing or aggravating the injury.

         The terms "Occupational Disease" and "Cumulative Trauma" will be in accordance with applicable statutes or regulations and defined as follows:

         "Occupational Disease" is an abnormal condition that fulfills all of the following conditions:

         1. It is not traceable to a definite compensable accident occurring during the employee's present or past employment.

         2. It has been caused by exposure to a disease producing agent or agents present in the worker's occupational environment.

         3. It has resulted in a disability or death.

         "Cumulative Trauma" is an injury that fulfills all of the following conditions:

         1. It is not traceable to a definite compensable accident occurring during the employee's present or past employment.

         2. It has occurred from, and has been aggravated by, a repetitive employment related activity.

         3.       It has resulted in a disability or death.

C.       The term "Net Premiums Earned" as used in this Agreement shall mean

         (1) gross direct premium written by the Company during the Agreement Year,

                  plus

         (2) gross direct unearned premium reserve on policies in force at the beginning of the Agreement Year, minus

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.

         (3) the gross direct unearned premium reserve on policies in force at the end of the Agreement Year, minus

         (4)      return premiums from audit adjustments and/or cancellations.

D. The term "Policy" shall mean any oral or written binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

E. The term "Agreement Year" shall mean the 12 consecutive months commencing with each March 1, subject to including run-off or short term cancellation in a given year as described in the COMMENCEMENT AND TERMINATION Article of this Agreement

                                    ARTICLE 6

NET RETAINED LINES

This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included. The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other Reinsurer any amounts which may have become due from them, whether such inability arises from the insolvency of such other Reinsurer or otherwise.

                                    ARTICLE 7

OTHER REINSURANCE

Article 6 notwithstanding, the Company shall be permitted to carry quota share and/or aggregate excess of loss reinsurance, recoveries under which will inure solely to the benefit of the Company and will be disregarded for the purpose of determining the Ultimate Net Loss of the Company under this Agreement.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


                                    ARTICLE 8

EXCLUSIONS

1. This Agreement specifically excludes all claims arising from jobs or work relating to the following industries:

         A. Risks involving a nuclear facility or nuclear material, spent fuel or waste as defined in the Nuclear Incident Exclusion Clause (per attached) except for the use of radioactive isotopes.

         B.       Underground mining.

         C. The manufacturing storage or transportation of the fireworks, ammunition, nitroglycerin or other explosive device.

         D.       Any professional sports activity.

         E.       Asbestos Abatement when written as such.

         F.       Wrap Ups

2. The  following  exposures,  coverages  or  charges  are not  covered  by this
Agreement:

         A.       Underwriting Pools and Associations or Syndicates.

         B.       Insolvency Fund (per attached).

         C.       Financial Guarantee.

         D.       Employer's Liability coverage.

         E.       Reinsurance, except fronted business ceded to Company

         F. Specific excess and aggregate excess workers' compensation policies.

         G.       War/Civil War/Insurrection

         H.       Policies with deductibles greater than $2,500.

         I.       Loss Portfolio transfers

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


         J. United States Longshoremen's and Harbor Workers Compensation Act, except when the payroll in respect of any one risk ceded hereunder is less than 20.00% of total payroll of such risk.

         K.       Jones Act


Except for exposures, coverages or charges enumerated under paragraph 2, if the Company is inadvertently bound or is unknowingly exposed (due to error, automatic provisions of policy coverage, or as imposed by law) on a risk otherwise excluded herein, such risk shall be covered until the Company receives knowledge thereof, and pending cancellation of such risk, for a period of ten days in addition to the tune permitted for cancellation in the original policy, such total not exceeding 70 days in all.

                                    ARTICLE 9

RATE AND PREMIUM

         A. The Company will pay the Reinsurer an annual deposit premium of [text omitted pursuant to confidential treatment request] (for 100%) in equal quarterly installments [text omitted pursuant to confidential treatment request].

         B. Annually, within ninety days of the anniversary date of the treaty inception, the Company will report Net Premiums Earned during the Agreement Year, apply a treaty rate of [text omitted pursuant to confidential treatment request] to such Net Premiums Earned to determine the developed reinsurance premium, and remit to the Reinsurer the difference between the developed reinsurance premium and the deposit premium.

         C.       If the developed  reinsurance  premium calculated in Article 9
                  (B) is less than the deposit premium, the Reinsurer will refund the difference within thirty days of its receipt of the Company's report, subject to a minimum reinsurance premium for each Agreement Year of [text omitted pursuant to confidential treatment request] (for 100%).

                                   ARTICLE 10

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.



                                   ARTICLE 11

CLAIM REPORTS AND SETTLEMENTS

Quarterly within forty-five (45) days, the Company shall provide the Reinsurer with a diskette report of all paid claims activity for the quarter, and the Reinsurer will reimburse the Company for the balance owing within thirty (30) days of its receipt of the report.

In addition, simultaneously, the Company will provide the Reinsurer with a diskette report of claims incurred in excess of 50% of the Company's retention in any one Loss Occurrence. The loss data will include claim number, policy number, employer's name, claimant's name, date of loss, paid medical, paid indemnity, paid loss adjustment expense, paid other expense, and outstanding reserves for medical, indemnity, loss adjustment expense, and other expense, description of loss, date loss reported, and loss location.

                                   ARTICLE 12

EXTRA CONTRACTUAL OBLIGATIONS

         A. This Agreement shall protect the Company within the limits hereof, where the ultimate net loss includes Extra Contractual Obligations; provided, through written communication, the Company counsels with the Reinsurer, and the Reinsurer concurs in the action to be taken by the Company in the handling of a claim made by the insured or assignee under a policy issued by the Company.

         B. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim of business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged, or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense, or in the trial of any action against its insured, or in the preparation, or prosecution of an appeal consequent upon such action.

         C. The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, m ad circumstances, to be the date of the Loss Occurrence.

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                                  JARDINE SAYER
                                 & Company, Inc.


         D. However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE 13

LIABILITY OF THE REINSURER

The liability of the Reinsurer shall follow that of the Company in every case, and shall be subject in all respects to all the general and special stipulations, clauses, waivers and modifications of the original policies, binders, or other undertakings and any endorsements thereon.

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Agreement.

                                   ARTICLE 14

ERRORS AND OMISSIONS

Any inadvertent delay, omission, or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is promptly rectified upon discovery.

                                   ARTICLE 15

INSPECTION

At all reasonable times at its regular place of business, the Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, examine, audit, and verify through its authorized representatives, all books, records, and papers of the Company in connection with any reinsurance hereunder, or claims in connections herewith.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


The Reinsurer, at its own expense, will have the right to make copies or extracts of any books, records, and papers.

                                   ARTICLE 16

INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of any claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by the applicable reinsurance regulation or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


                                   ARTICLE 17

ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of or related to this Agreement or any transaction under this Agreement, whether arising before or after termination, shall be submitted upon written request by either party to the decision of a board of arbitration composed of two arbitrators and an umpire, meeting in North Palm Beach, Florida unless otherwise agreed. Notice requesting arbitration will be sent by Certified or Registered Mail, return receipt requested.

The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty
(30) days after receiving written request, the claimant shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, the two arbitrators will promptly request the American Arbitration Association ("AAA") to appoint an umpire for the arbitration with the qualifications set forth above in this Article. If the AAA fails to name an umpire within thirty (30) days of the arbitrators' request, either party may apply to a court of competent jurisdiction to appoint an umpire with the above required qualifications. The umpire will promptly notify in writing all parties to the arbitration of his selection and thereupon the board of arbitration will notify all parties of the scheduled date for the hearing. Upon resignation or death of any member of the board of arbitration, a replacement will be appointed in the same fashion as the resigning or deceased member was appointed.

The claimant shall submit its initial brief within twenty (20) days from appointment of the umpire. The respondent shall submit its brief within twenty
(20) days thereafter, and the claimant may submit a reply brief within ten (10) days after filing of the respondent's brief.

The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


It is agreed that the jurisdiction of the arbitrators to make or render any decision or award shall be limited by the limit of liability expressly hereinbefore set forth, and that the arbitrators shall have no jurisdiction to make any decision or render any award exceeding such expressly stated limit of liability of the Reinsurer.

                                   ARTICLE 18

OFFSET

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balances, whether on account of premiums or on account of losses or otherwise, due from such party to the other party hereto under this Agreement only and may offset the same against any balance or balances due to the former from the latter under the same Agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due to such party from the other are on account of premiums or on account of losses or otherwise and regardless of the capacity, whether as Company or as Reinsurer, in which each party acted under this Agreement, provided, however, that in the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable statutes.

                                   ARTICLE 19

SALVAGE AND SUBROGATION

The Reinsurer shall be subrogated, as respects any loss for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity who may be legally responsible in damages for said loss. The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.

Any recoveries, salvages or reimbursements applying to risks covered under this Agreement shall always be used to reimburse the excess carriers (from the last to the first, beginning with the carrier of the last excess), according to their participation, before being used in any way to reimburse the Company for its primary loss, inclusive of original deductibles where applicable.

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


All salvages, recoveries or reimbursements, after deduction of loss adjustment expense applicable thereto, recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto, provided always, that nothing in this Article shall be construed to mean that losses under this Agreement are not recoverable until the Company's ultimate net loss has been ascertained.

                                   ARTICLE 20

INTERMEDIARY

Jardine Sayer & Company, Inc., is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Jardine Sayer & Company, Inc., P.O. Box 6400, Lawrenceville, New Jersey 08648-0400. Payments made by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                   ARTICLE 21

PARTICIPATION

WORKERS' COMPENSATION EXCESS OF LOSS REINSURANCE AGREEMENT
EFFECTIVE:

This Agreement obligates the Reinsurer for the proportion shown below of the interests and liabilities set forth under this Agreement.


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                                  JARDINE SAYER
                                 & Company, Inc.


IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates.

In _________________________, this ________day of _____________, ____________19


100.0 % Reinsurer: Reliance Insurance Company


James A. Fowler, Senior Vice President

In Palm Beach, Florida, this 15th day of May, 1998

PINNACLE ASSURANCE CORPORATION
AMCOMP PREFERRED INSURANCE COMPANY
THOMAS JEFFERSON INSURANCE COMPANY
AMCOMP ASSURANCE COMPANY

/s/ Donald Johnson
------------------------------------

Chief Financial Officer
------------------------------------
Title




                                                                   Page 15 of 15

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                                  JARDINE SAYER
                                 & Company, Inc.



                            INSOLVENCY FUND EXCLUSION


It is agreed that this Agreement excludes all liability of the Company arising by contract, operation of law or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangements, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer or its successors or assigns, which has been declared by any competent authority to be insolvent or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.



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                                  JARDINE SAYER
                                 & Company, Inc.



NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.

I. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

II. Without in any way restricting the operation of paragraph (I) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause B in this paragraph
         (II) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

LIMITED EXCLUSION PROVISION*

A. It is agreed that the policy does not apply under any liability coverage, to:

         injury, sickness, disease, death or destruction, bodily injury or property damage with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

B.       Family  Automobile  Policies   (liability  only),   Special  Automobile
         Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

C. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

         1.       become effective on or after May 1st, 1960, or

         2. become effective before that date and contain the Limited Exclusion Provision set out above:

                  Provided this paragraph (II) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.



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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


III. Except for those classes of policies specified in Clause B of paragraph (II) and without in any way restricting the operation of paragraph (I) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

                  Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

                  shall be deemed to include, with respect to such coverages, from the time specified in Clause E of this paragraph (III), the following provision (specified as Broad Exclusion Provision):

BROAD EXCLUSION PROVISION*

It is agreed that the policy does not apply:

         A.       Under any Liability Coverage, to:

         injury sickness, disease, death or destruction, bodily injury or property damage

         1. with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

         2. resulting from hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or
                  (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any Agreement entered into by the United States of America, or agency thereof, with any person or organization.

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                                  JARDINE SAYER
                                 & Company, Inc.


B. Under any Medical Payments Coverage, or under any Supplementary Payments Provision, relating to:

         immediate medical or surgical relief first aid,

         to expenses incurred with respect to:

         bodily injury, sickness, disease or death bodily injury

         resulting from the hazardous properties of nuclear material, and arising out of the operation of a nuclear facility by any person or organization.

C.       Under any Liability Coverage, to:

                  injury, sickness, disease, death or destruction, bodily injury or property damage resulting from the hazardous properties of nuclear material, if:

         1. the nuclear material (1 ) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

         2.       the nuclear  material is  contained  in spent fuel or waste at
                  any  time  possessed,   handled,   used,  processed,   stored,
                  transported or disposed of by or on behalf of an insured; or

         3. the injury sickness, disease, death or destruction, bodily injury or property damage arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (3) applies only to: injury to or destruction of property at such nuclear facility property damage to such nuclear facility and any property thereat.

D. As used in this endorsement:

         "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "by-product material", have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by-product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (1) or (2) thereof; "nuclear facility" means

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                                  JARDINE SAYER
                                 & Company, Inc.


         (1)      any nuclear reactor,

         (2) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

         (3) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than Twenty-Five (25) grams of plutonium or uranium 233 or any combination thereof, or more than Two Hundred Fifty (250) grams of uranium 235,

         (4) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

                  With respect to injury to or destruction of property, the word "injury" or "destruction", "property damage" includes all forms of radioactive contamination of property. Includes all forms of radioactive contamination of property.

E. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (III), whether new, renewal or replacement, being policies which become effective on or after May 1st, 1960, provided this paragraph (III) shall not be applicable to:

         1. Garage and Automobile Policies issued by the Reassured on New York risks, or

         2. statuary liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.





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                                  JARDINE SAYER
                                 & Company, Inc.


IV. Without in any way restricting the operation of paragraph (I) of this Clause, it is understood and agreed that paragraphs (II) and (III) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.

----------------------------

NOTES: The words underlined in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

"Reassured"       shall   be   understood   to  mean   "Reassured",   "Company",
                  "Reinsured" or whatever other term is used in the attached reinsurance agreement to designate the reinsured Company or Companies.

"Reinsurance"     shall  be  understood  to  mean   "Reinsurance",   "Contract",
                  "Agreement", " Policy" or whatever other term is used to designate the attached reinsurance document.



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                                  JARDINE SAYER
                                 & Company, Inc.


                                 ADDENDUM NO. 1

                                     To the

                      WORKERS' COMPENSATION EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                                    P-103/98

This  Agreement  is made and  entered  into by and  between  Pinnacle  Assurance
Corporation, (a/k/a AmComp Preferred Insurance Company), Thomas Jefferson Insurance Company (a/k/a AmComp Insurance Company), and/or other current or future member companies of the AmComp Insurance Group, North Palm Beach, Florida, and certain quota share Reinsurers

             (hereinafter collectively referred to as the "Company")

                                       And

                           Reliance Insurance Company
                  (hereinafter referred to as the "Reinsurer").





IT IS UNDERSTOOD AND AGREED THAT, with effect from March 1, 1998 until March 31, 1998, both days inclusive, ARTICLE 21 - PARTICIPATION is amended to reflect a change in the Reinsurer's share from "100%" to "100% of 79%".






ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.



                                                                          1 of 2

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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Addendum as of the following dates.




In                                     , this       day of                 , 19
  --------------------------------------  --------------   -----------------

100.0% of 79.0%  Reinsurer: Reliance Insurance Company




James A. Fowler, Senior Vice President



In                                     , this       day of                 , 19
  -------------------------------------  --------------   -----------------


PINNACLE ASSURANCE CORPORATION
AMCOMP PREFERRED INSURANCE COMPANY
THOMAS JEFFERSON INSURANCE COMPANY
AMCOMP ASSURANCE COMPANY


/s/ Don Johnson
----------------------------------
Title: Chief Financial Officer

                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.


                                 ADDENDUM NO. 2

                                     To the

                      WORKERS' COMPENSATION EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                                    P-103/98


This  Agreement  is made and  entered  into by and  between  Pinnacle  Assurance
Corporation, (a/k/a AmComp Preferred Insurance Company), Thomas Jefferson Insurance Company (a/k/a AmComp Insurance Company), and/or other current or future member companies of the AmComp Insurance Group, North Palm Beach, Florida, and certain quota share Reinsurers (hereinafter collectively referred to as the "Company")

                                       And

Reliance Insurance Company (hereinafter referred to as the "Reinsurer").


IT IS UNDERSTOOD AND AGREED THAT, with effect from April 1, 1998, ARTICLE 21 PARTICIPATION is amended to reflect a change in the Reinsurer's share from "100% of 79%" to "100% of 85%".

'





ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.




                                                                          1 of 2


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                                     [Logo]
                                  JARDINE SAYER
                                 & Company, Inc.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Addendum as of the following dates.




In                                      , this       day of                 , 19
  -------------------------------------  --------------   -----------------

100.0% of 85.0%  Reinsurer: Reliance Insurance Company




James A. Fowler, Senior Vice President



In                                     , this       day of                 , 19
  -------------------------------------  --------------   -----------------



PINNACLE ASSURANCE CORPORATION
AMCOMP PREFERRED INSURANCE COMPANY
THOMAS JEFFERSON INSURANCE COMPANY
AMCOMP ASSURANCE COMPANY


Don Johnson
----------------------------------
Chief Financial Officer
Title



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